Exhibit 99.1

Contact:Will Davis

Vice President of Investor Relations and Chief of Staff
Phone: (c) 917-519-6994
Email: davisw@lumosnet.com

Lumos Networks Corp. Reports First Quarter 2014 Financial Results

Delivers 1Q14 Revenue of $50.1 Million and Adjusted EBITDA of $22.6 Million

Updates 2014 Revenue guidance to approximately $200 million

Adjusts 2014 Adjusted EBITDA guidance to approximately $90 million

Reiterates FTTC Installation Targets of 825 at YE14 and 1,500 Long Term

Cash Dividend of $0.14 per Share Declared

WAYNESBORO, VA – May 6, 2014 – Lumos Networks Corp. (“Lumos Networks” or the “Company”) (Nasdaq: LMOS), a fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region, today announced financial results for the first quarter of 2014.

Total revenue for the first quarter of 2014 was $50.1 million, compared to $52.5 million for the first quarter of 2013 and $51.0 million in the fourth quarter of 2013.  Total Adjusted EBITDA in the first quarter of 2014 was $22.6 million, compared to $24.7 million in the first quarter of 2013 and $24.0 million in the fourth quarter of 2013.

In the first quarter of 2014, the Company initiated a new financial reporting segmentation aligning its reporting with its restructured operations.   The Company’s three operating segments accounted for the following percentages of total revenue and Adjusted EBITDA, respectively, in the first quarter of 2014: Data: 52% and 56%; Residential and Small Business (“R&SB”): 37% and 25%; and RLEC Access: 11% and 19%.   IP Services, which comprises about 8% of the Company’s total revenue and was formerly included in the Company’s Strategic Data segment, has been shifted to the R&SB segment as it more closely corresponds with the customer characteristics within that category.

Lumos Networks President and CEO Timothy G. Biltz said, “Our expectations for continued TDM carrier grooming, as evidenced by the 8.4% sequential decline in our Transport revenue, lead us to reduce our target for 2014 Data revenue growth from 6-8% to a range of 1-3%.  We adjust our overall annual revenue target for 2014 to approximately $200 million from a range of $200 to $204 million.”

Mr. Biltz continued, “Our focus is to keep operating costs roughly flat in 2014 versus 2013.  However, our overriding goal is to continue to invest in our fiber infrastructure in the form of Project Ark, with the booking of approximately 500-700 new FTTC circuits and an aggressive expansion of data center connectivity.   We expect our FTTC revenue growth in 2014 to exceed 40%.  Additionally, we are focused on achieving continued milestones for Project Accelerate, our company-wide upgrade to our Oracle back office systems.   The goal of these fiber and systems investments is singularly focused on building our Ethernet backlog throughout 2014.”

“It is clear to us that new Ethernet revenue streams will be the key towards re-accelerating data growth and reaching industry leading fiber bandwidth growth rates,“ Mr. Biltz finished.  “These key Ethernet growth products and markets include: FTTC, data center connectivity, Carrier End User and our fiber Edge-Out Markets, Richmond, Virginia and Western Pennsylvania.”

Highlights

•

The Company ended the first quarter of 2014 with 633 FTTC sites connected, up 25 sequentially, which represents a year-over-year increase in total FTTC sites of 56%.  Lumos Networks reiterates its guidance of reaching 825 FTTC sites by year-end and reiterates its target of selling 500 to 700 unique and second FTTC circuits during 2014.  Lumos Networks also maintains its target for 1,500 FTTC sites within the next few years.

•

Lumos Networks raised its target for connected data centers from 20 by the middle of 2015 to 20 by the end of 2014.   As Enterprise bandwidth traffic moves increasingly into the Cloud, the Company believes that this segment will constitute an increasingly large percentage of total Enterprise revenue.

•	In the first quarter of 2014, the Company added 53 fiber route miles and now has a fiber route mile network of 7,467. Additionally, the Company added 43 on-net buildings in the quarter to reach 1,387.
•

Project Accelerate, the Company’s multi-year project to upgrade its internal systems to Oracle successfully passed two important milestones in the quarter, with the successful migration of two key systems: Financial and MetaSolv.    This project is expected to improve customer facing capabilities, streamline business processes and drive operating efficiencies throughout the second half of 2014 and into 2015.

•

Lumos Networks selected Cisco Systems to supply the core routing equipment for Project Ark, an 850-mile MEF certified Carrier Ethernet MPLS/IP network overlay designed primarily for FTTC traffic, which will allow up to 1 terabyte of total bandwidth traffic.   Project Ark completion is expected in 3Q14 and the Company expects to begin migrating fiber bandwidth traffic onto the Ark in 4Q14.

•	As of the end of the first quarter of 2014, the Company’s 110-mile fiber market in Richmond, Virginia had annualized Enterprise and Transport sales bookings of approximately $4.0 million.
•

On May 6, 2014, the Board of Directors of Lumos Networks declared a dividend on its common stock in the amount of $0.14 per share to be paid on July 10, 2014 to stockholders of record on June 12, 2014.

Business Outlook

For the full year 2014, the Company is revising both its revenue guidance from $200 to $204 million to approximately $200 million and its Adjusted EBITDA guidance from $94 to $96 million to approximately $90 million.  We are temporarily suspending providing long-term goals for annual data growth.

Please see the schedules accompanying this release for additional financial guidance, including reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations.  These statements are forward-looking and actual results may differ materially.  Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Johan Broekhuysen, Interim CFO, and Will Davis, Vice President of Investor Relations and Chief of Staff, to review these financial and operational results and financial guidance will be held at 8:00 A.M. (ET) on May 7, 2014.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks First Quarter 2014 Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-888-317-6016

International: 1-412-317-6016

Canada: 1-855-669-9657

The conference call will be archived and available for replay through May 22, 2014 before 9:00 A.M. (ET) and may be accessed with the following numbers:

Domestic:  1-877-344-7529

International: 1-412-317-0088

Canada: 1-855-669-9658

Replay pass codes: Conference ID: 10044627

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a fiber-based service provider in the Mid-Atlantic region serving carrier, business and residential customers over a dense fiber network offering data, voice and IP services. With headquarters in Waynesboro, VA, Lumos Networks serves Virginia, West Virginia and portions of Pennsylvania, Kentucky, Ohio, and Maryland over a fiber network of approximately 7,467 fiber route miles.  Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income or loss attributable to noncontrolling interests, other income or expenses, equity-based compensation charges, acquisition-related charges, amortization of actuarial losses on retirement plans, employee separation charges, restructuring-related charges, gain or loss on settlements and gain or loss on interest rate swap derivatives.  Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Adjusted EBITDA is a non-GAAP financial performance measure.  It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP.  Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to offset expected revenue declines in legacy voice and access products related to the recent regulatory actions, wireless substitution, technology changes and other factors; our ability to effectively allocate capital and implement  our “edge-out” expansion plans in a timely manner; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report filed on Form 10-K for the year ended December 31, 2013.

Exhibits:

•	Condensed Consolidated Balance Sheets
•	Condensed Consolidated Statements of Income
•	Condensed Consolidated Statements of Cash Flows
•	Summary of Operating Results, Customer and Network Statistics
•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income
•	Reconciliation of Operating Income to Adjusted EBITDA
•	Business Outlook

Lumos Networks Corp.
Condensed Consolidated Balance Sheets
	March 31, 2014	December 31, 2013
(In thousands)

ASSETS
Current Assets
Cash and cash equivalents	$13,017	$14,114
Marketable securities	37,543	38,480
Restricted cash [1]	4,324	4,324
Accounts receivable, net	22,015	22,917
Other receivables	629	1,588
Income tax receivable	979	1,116
Prepaid expenses and other	4,110	3,960
Deferred income taxes	6,520	7,289
Total Current Assets	89,137	93,788

Securities and investments	713	699

Property, plant and equipment, net	385,361	378,723

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	22,777	25,071
Deferred charges and other assets	7,821	7,722
Total Other Assets	130,895	133,090

Total Assets	$606,106	$606,300

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$8,014	$6,688
Accounts payable	9,716	13,076
Dividends payable	3,104	3,091
Advance billings and customer deposits	13,542	13,502
Accrued compensation	1,004	2,185
Accrued operating taxes	4,844	4,375
Other accrued liabilities	4,736	3,992
Total Current Liabilities	44,960	46,909

Long-Term Liabilities
Long-term debt, excluding current portion	371,237	373,290
Retirement benefits	16,747	16,848
Deferred income taxes	81,008	79,087
Other long-term liabilities	2,751	2,832
Income tax payable	357	328
Total Long-term Liabilities	472,100	472,385

Stockholders' Equity	88,351	86,333
Noncontrolling Interests	695	673
Total Equity	89,046	87,006

Total Liabilities and Equity	$606,106	$606,300

[1] During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure     to Alleghany County, Virginia.  The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

Lumos Networks Corp.
Condensed Consolidated Statements of Income
	Three months ended March 31,
(In thousands, except per share amounts)	2014	2013

Operating Revenues	$50,090	$52,534

Operating Expenses
Network access costs	10,714	11,154
Selling, general and administrative [1]	17,932	18,020
Depreciation and amortization	10,659	9,563
Accretion of asset retirement obligations	27	31
Restructuring charges	-	40
Total Operating Expenses	39,332	38,808
Operating Income	10,758	13,726

Other Income (Expenses)
Interest expense	(3,974)	(3,128)
Gain on interest rate swap derivatives	109	187
Other income, net	180	25

Income Before Income Tax Expense	7,073	10,810

Income Tax Expense	2,978	4,332
Net Income	4,095	6,478

Net Income Attributable to Noncontrolling Interests	(33)	(69)
Net Income Attributable to Lumos Networks Corp.	$4,062	$6,409

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:

Earnings per share - basic and diluted	$0.18	$0.30

Cash Dividends Declared per Share - Common Stock	$0.14	$0.14

[1] Includes equity-based compensation expense related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $0.8 million and $1.0 million for the three months ended March 31, 2014 and 2013, respectively.

Lumos Networks Corp.
Condensed Consolidated Statements of Cash Flows
	Three months ended March 31,
(In thousands)	2014	2013

Cash Flows from Operating Activities:
Net income	$4,095	$6,478
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,364	7,107
Amortization	2,295	2,456
Accretion of asset retirement obligations	27	31
Deferred income taxes	2,803	3,768
Gain on interest rate swap derivatives	(109)	(187)
Equity-based compensation expense	834	1,025
Amortization of debt issuance costs	371	208
Retirement benefits, net of cash contributions and distributions	(475)	(80)
Excess tax benefits from share-based compensation	(148)	(78)
Other	135	(20)
Changes in operating assets and liabilities, net	1,575	(2,131)
Net Cash Provided by Operating Activities	19,767	18,577

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(18,117)	(15,032)
Broadband network expansion funded by stimulus grant	196	(31)
Purchases of available-for-sale marketable securities	(7,003)	-
Proceeds from sale or maturity of available-for-sale marketable securities	7,804	-
Net Cash Used in Investing Activities	(17,120)	(15,063)

Cash Flows from Financing Activities:
Principal payments on senior secured term loans	(688)	(1,875)
Borrowings from revolving credit facility	-	3,000
Principal payments on revolving credit facility	-	(1,523)
Cash dividends paid on common stock	(3,091)	(3,013)
Principal payments under capital lease obligations	(112)	(113)
Proceeds from stock option exercises and employee stock purchase plan	20	20
Excess tax benefits from share-based compensation	148	78
Other	(21)	(88)
Net Cash Used in Financing Activities	(3,744)	(3,514)
Decrease in cash and cash equivalents	(1,097)	-
Cash and cash equivalents:
Beginning of Period	14,114	2
End of Period	$13,017	$2

Lumos Networks Corp.
Operating Results, Customer and Network Statistics
(Dollars in thousands)	Three months ended:
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Revenue and Adjusted EBITDA
Revenue
Enterprise Data	10,586	10,617	10,600	10,511	10,500
Transport	11,129	12,145	11,861	12,236	12,210
FTTC	4,422	4,181	3,633	2,959	2,659
Total Data	26,137	26,943	26,094	25,706	25,369
Residential and Small Business	18,647	19,094	20,055	20,453	21,057
RLEC Access	5,306	4,966	5,478	6,152	6,108
Total Revenue	50,090	51,003	51,627	52,311	52,534

Adjusted EBITDA[1]
Data	12,717	14,012	13,013	13,355	13,124
Residential and Small Business	5,544	5,916	5,690	6,356	6,697
RLEC Access	4,306	4,104	4,343	4,840	4,874
Total Adjusted EBITDA	22,567	24,032	23,046	24,551	24,695
Adjusted EBITDA Margin[1]	45.1%	47.1%	44.6%	46.9%	47.0%
Capital Expenditures	18,117	22,613	18,997	11,692	15,032
Adjusted EBITDA less Capital Expenditures	4,450	1,419	4,049	12,859	9,663

Fiber Network Statistics
Fiber Route-Miles[2]	7,467	7,414	----	----	----
Fiber Markets	23	23	23	23	22
Fiber to the Cell Sites	633	608	540	465	405
On-Network Buildings	1,387	1,344	1,303	1,273	1,235
Data Centers	13	12	12	12	12
R&SB Statistics
Competitive Voice Connections	92,440	95,730	98,296	102,189	105,695
Video Subscribers	5,073	5,034	4,975	4,767	4,666

RLEC Access Lines	28,381	28,886	29,518	30,129	30,643

1 Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to Total Revenue.

2 The Company updated its total fiber route miles as of December 31, 2013 to include both long-haul and metro route miles. Previously, the Company had only disclosed long-haul miles. Quarterly trend information prior to December 31, 2013 is not comparable and is therefore not being presented herein.

Note: Certain prior period revenue and Adjusted EBITDA amounts have been reclassified to conform with the current year presentation.

Lumos Networks Corp.
Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income
(In thousands)
	Three months ended March 31,
	2014	2013
Net Income Attributable to Lumos Networks Corp.	$4,062	$6,409
Net Income Attributable to Noncontrolling Interests	33	69
Net Income	4,095	6,478

Interest expense	3,974	3,128
Gain on interest rate swap derivatives	(109)	(187)
Income tax expense	2,978	4,332
Other income, net	(180)	(25)
Operating Income	$10,758	$13,726

Lumos Networks Corp.
Reconciliation of Operating Income to Adjusted EBITDA

(Dollars in thousands)	2014	2013

For The Three Months Ended March 31
Operating Income	$10,758	$13,726
Depreciation and amortization and accretion of asset retirement obligations	10,686	9,594
Sub-total:	21,444	23,320
Amortization of actuarial losses	64	310
Equity-based compensation	834	1,025
Restructuring charges	-	40
Employee separation charges	225	-
Adjusted EBITDA	$22,567	$24,695
Adjusted EBITDA Margin	45.1%	47.0%

Lumos Networks Corp.
Business Outlook [1] (as of May 6, 2014)
(In millions)	2014 Annual Guidance [1]
Operating Revenues	approximately $200

Adjusted EBITDA	approximately $90

Capital Expenditures	approximately $75

Cash, Cash Equivalents and Marketable Securities (at end of period)	$ 27	to	$ 32

Reconciliation of Operating Income to Adjusted EBITDA
Operating Income	approximately $38
Depreciation and amortization	approximately $47
Equity-based compensation expense	approximately $4
Amortization of actuarial losses	approximately $1
Adjusted EBITDA	approximately $90

[1] These estimates are based on management’s current expectations.  These estimates are forward-looking and actual results may differ materially.  Please see “Special Note from the Company Regarding Forward-Looking Statements" in the Lumos Networks Corp. first quarter 2014 earnings release dated May 6, 2014.